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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2001


                               Electrosource, Inc.
             (Exact name of registrant as specified in its charter)



            Delaware                      0-16323                74-2466304
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)




                 2809 IH 35 South                             78666
                 San Marcos, Texas                          (Zip Code)
     (Address of principal executive offices)


Registrant's telephone number, including area code: (512) 753-6500

                                Page 1 of 2 Pages

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Item 3. Bankruptcy or Receivership.

On November 27, 2001, Electrosource, Inc., a Delaware Corporation (the "Registrant") filed a voluntary petition for relief under Chapter 11 of the Federal bankruptcy code in the United States Bankruptcy Court for the Western District of Texas, Austin Division (the "Court"). The Chapter 11 filing is intended to allow the Registrant, as debtor-in-possession, to continue to manage and operate its assets and business in the ordinary course of business subject to the supervision and orders of the Court.

Item 5. Other Events

Electrosource, Inc. also is advising that its Board of Directors has been reduced to three members. The Company is now represented by two inside directors, and the Company's majority shareholder, Kamkorp, Ltd. is now represented by one member.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ELECTROSOURCE, INC.


                                           By: /s/ Donald C. Perriello
                                           -------------------------------------
                                               Donald C. Perriello
                                               Chief Accounting Officer
                                               Assistant Corporate Secretary

Date: November 28, 2001